Castlight Health Announces Third Quarter 2014 Results
Total Revenue of $12.2 Million, Up 238% Year Over Year

SAN FRANCISCO - October 30, 2014 - Castlight Health®, Inc. (NYSE: CSLT), a pioneer of the Enterprise Healthcare Cloud, today announced results for its third quarter ended September 30, 2014.

“Castlight had an outstanding third quarter. We executed well across the business, driving great results for customers, and achieving record growth in new bookings of Castlight's Enterprise Healthcare Cloud,” said Giovanni Colella, M.D., co-founder and Chief Executive Officer of Castlight Health. “Proof points continue to mount that Castlight customers and their employees are achieving tangible value by gaining control of their healthcare spend. We exited the third quarter with 159 signed customers and seven new Fortune 500 employers. We see strong demand nationwide and across industries for our unique platform, and are excited about our potential to transform how enterprises manage this critical aspect of their business.”
Financial Performance for the Three Months Ended September 30, 2014

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Total revenue for the third quarter of 2014 was $12.2 million, an increase of 238% from the third quarter of 2013. Subscription revenue was $11.3 million, an increase of 250% on a year-over-year basis. Professional services revenue was $1.0 million, an increase of 141% compared with the same period last year.

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Gross margin for the third quarter of 2014 was 41.4%, compared to a gross loss of 34.0% in the third quarter of 2013. Non-GAAP gross margin for the third quarter of 2014 was 44.4% compared to a gross loss of 33.0% in the third quarter of 2013.

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Operating loss for the third quarter of 2014 was $20.3 million, compared to an operating loss of $16.6 million during the third quarter of 2013. Non-GAAP operating loss for the third quarter of 2014 was $16.2 million, compared to a non-GAAP operating loss of $16.1 million during the third quarter of 2013.

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Net loss per basic and diluted share was ($0.23) in the third quarter of 2014, compared to a net loss per share of ($1.63) in the third quarter of 2013. The non-GAAP net loss per share for the third quarter of 2014 was ($0.18), compared to a net loss per share of ($1.58) in the third quarter of 2013. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for the third quarter of 2014 was 89.7 million compared to 10.2 million in the third quarter of 2013.

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Total cash, cash equivalents and marketable securities were $209.9 million at the end of the third quarter of 2014, compared to $217.9 million at the end of last quarter. Cash used in operations for the third quarter of 2014 was $7.5 million, compared to $19.6 million used in operations last quarter.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.
Business Outlook
Q4 2014 Guidance: Revenue for the company’s fourth fiscal quarter is expected to be in the range of $12.8 million to $13.2 million, an increase of 151% to 159% year-over-year. Non-GAAP operating loss is expected to be in the range of ($19.6) million to ($20.6) million. Non-GAAP basic and diluted loss per share is expected to be approximately ($0.22) to ($0.23) based on 90 million weighted average basic and diluted common shares outstanding.
Full Year 2014 Guidance: Revenue for the company’s full year 2014 is expected to be in the range of $43.9 million to $44.3 million, an increase of 238% to 241% year-over- year. Non-GAAP operating loss is expected to be in the range of ($74.0) million to ($75.0) million. Non-GAAP basic and diluted loss per share is expected to be in the range of ($1.00) to ($1.01) based on 74.0 million weighted average basic and diluted common shares outstanding.
For both the fourth quarter and the full year 2014, non-GAAP estimates exclude the effects of stock-based compensation expense, warrant expense and capitalization of internal-use software.

Quarterly Conference Call
Castlight Health will host a conference call to discuss its third quarter results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations website at http://ir.castlighthealth.com. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing 1-201-689-8562. A replay will be available at 1-858-384-5517, passcode 13593181, until midnight (Eastern Time) November 6, 2014.
About Castlight Health

Castlight Health, Inc. (NYSE: CSLT) believes great healthcare builds great business. The Castlight Enterprise Healthcare Cloud enables employers to deliver cost-effective benefits, provides medical professionals and health plans a merit-based market to showcase their services, and - most importantly - empowers employees to make informed choices with a clear understanding of costs and likely outcomes. For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook. Source: Castlight Health.
Non-GAAP Financial Measures
To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross margin (loss), non-GAAP operating expense, non-GAAP operating loss and non-GAAP net loss per share. These non-GAAP financial measures differ from GAAP financial measures in that they exclude stock-based compensation, expense for a warrant issued to a third-party service provider, capitalization of internal-use software and the associated tax impact of these items, where applicable.
We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.
We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the fourth quarter and full fiscal year of 2014 to comparable GAAP operating loss and net loss per share guidance because we do not provide guidance for stock-based compensation expense, warrant expense and capitalization of internal-use software, which are reconciling items between GAAP and non-GAAP operating loss. The factors that may impact our future stock-based compensation expense, warrant expense and capitalization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort.
These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.
Safe Harbor For Forward-Looking Statements
This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s fourth quarter and full year projections, our expectations for future performance of our business, market growth and business conditions, future innovation by the company and future developments with respect to the digital healthcare industry. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.
Copyright 2014 Castlight Health, Inc. Castlight Health, Castlight, Castlight Medical, Castlight Pharmacy, Castlight Dental, Castlight Care Solution Center are trademarks and/or registered trademarks of Castlight Health Inc. in the United States and other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,231	$25,154
Marketable securities	156,931	42,017
Accounts receivable, net	11,278	5,065
Deferred commissions	3,399	3,648
Prepaid expenses and other current assets	3,344	1,583
Total current assets	200,183	77,467
Property and equipment, net	3,228	2,631
Marketable securities, noncurrent	27,700	—
Restricted cash, noncurrent	—	101
Deferred commissions, noncurrent	2,577	1,821
Other assets	292	1,497
Total assets	$233,980	$83,517
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,708	$2,536
Accrued expenses and other current liabilities	4,826	4,998
Accrued compensation	10,078	8,064
Deferred revenue	18,111	6,925
Total current liabilities	35,723	22,523
Deferred revenue, noncurrent	7,995	4,548
Other liabilities, noncurrent	290	373
Total liabilities	44,008	27,444
Commitments and contingencies
Convertible preferred stock	—	180,423
Stockholders’ equity (deficit)	189,972	(124,350)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$233,980	$83,517

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Subscription	$11,254	$3,213	$28,293	$7,040
Professional services	955	396	2,825	801
Total revenue	12,209	3,609	31,118	7,841
Cost of revenue:
Cost of subscription (1)	2,596	1,510	8,223	4,174
Cost of professional services (1)	4,559	3,325	12,932	7,751
Total cost of revenue	7,155	4,835	21,155	11,925
Gross profit (loss)	5,054	(1,226)	9,963	(4,084)
Operating expenses:
Sales and marketing (1)	14,760	8,706	46,267	21,579
Research and development (1)	5,630	4,138	16,633	10,662
General and administrative (1)	4,944	2,571	13,473	6,012
Total operating expenses	25,334	15,415	76,373	38,253
Operating loss	(20,280)	(16,641)	(66,410)	(42,337)
Other income, net	81	38	154	128
Net loss	$(20,199)	$(16,603)	$(66,256)	$(42,209)
Net loss per share, basic and diluted	$(0.23)	$(1.63)	$(0.96)	$(4.36)
Weighted-average shares used to compute basic and diluted net loss per share	89,698	10,168	68,960	9,684
_______________________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cost of revenue:
Cost of subscription	$60	$1	$99	$2
Cost of professional services	306	33	726	85
Sales and marketing	2,013	175	4,339	583
Research and development	561	98	1,475	208
General and administrative	1,169	223	2,963	495

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating activities:
Net loss	$(20,199)	$(16,603)	$(66,256)	$(42,209)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	340	188	944	401
Stock-based compensation	4,109	530	9,602	1,373
Amortization of deferred commissions	875	416	3,119	741
Accretion and amortization of marketable securities	524	164	1,021	585
Expense related to warrant	160	—	2,659	—
Changes in operating assets and liabilities:
Accounts receivable	(886)	39	(6,213)	(1,348)
Deferred commissions	(2,257)	(2,034)	(3,626)	(3,301)
Prepaid expenses and other assets	(245)	265	(1,922)	(270)
Accounts payable	(191)	(51)	193	228
Accrued expenses and other liabilities	3,956	1,838	2,753	2,947
Deferred revenue	6,356	1,886	14,633	5,332
Net cash used in operating activities	(7,458)	(13,362)	(43,093)	(35,521)
Investing activities:
Restricted cash	—	—	101	—
Purchase of property and equipment	(431)	(1,161)	(1,398)	(2,279)
Purchase of marketable securities	(48,213)	(25,808)	(210,388)	(42,288)
Sales of marketable securities	—	—	13,000	5,000
Maturities of marketable securities	45,765	14,760	53,765	58,835
Net cash (used in) provided by investing activities	(2,879)	(12,209)	(144,920)	19,268
Financing activities:
Proceeds from the exercise of stock options	300	114	1,928	314
Net proceeds from initial public offering	—	—	186,162	—
Net cash provided by financing activities	300	114	188,090	314

Net increase (decrease) in cash and cash equivalents	(10,037)	(25,457)	77	(15,939)
Cash and cash equivalents at beginning of period	35,268	52,052	25,154	42,534
Cash and cash equivalents at end of period	$25,231	$26,595	$25,231	$26,595

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Gross profit (loss):
GAAP gross profit subscription	$8,658	$6,661	$1,703	$20,070	$2,866
GAAP gross margin subscription	76.9%	69.6%	53.0%	70.9%	40.7%
Stock-based compensation expense included in cost of revenue subscription	60	35	1	99	2
Non-GAAP gross profit subscription	$8,718	$6,696	$1,704	$20,169	$2,868
Non-GAAP gross margin subscription	77.5%	69.9%	53.0%	71.3%	40.7%

GAAP gross loss professional services	$(3,604)	$(3,545)	$(2,929)	$(10,107)	$(6,950)
GAAP gross loss percentage professional services	(377)%	(370)%	(740)%	(358)%	(868)%
Stock-based compensation expense included in cost of revenue professional services	306	280	33	726	85
Non-GAAP gross loss professional services	$(3,298)	$(3,265)	$(2,896)	$(9,381)	$(6,865)
Non-GAAP gross loss percentage professional services	(345)%	(341)%	(731)%	(332)%	(857)%

GAAP gross profit (loss)	$5,054	$3,116	$(1,226)	$9,963	$(4,084)
GAAP gross margin (loss percentage)	41.4%	29.6%	(34.0)%	32.0%	(52.1)%
Impact of non-GAAP adjustments	366	315	34	825	87
Non-GAAP gross profit (loss)	$5,420	$3,431	$(1,192)	$10,788	$(3,997)
Non-GAAP gross margin (loss percentage)	44.4%	32.6%	(33.0)%	34.7%	(51.0)%

Operating expense:
GAAP sales and marketing	$14,760	$14,947	$8,706	$46,267	$21,579
Expense related to warrant	(160)	(70)	—	(2,659)	—
Stock-based compensation expense included in sales and marketing	(2,013)	(1,152)	(175)	(4,339)	(583)
Non-GAAP sales and marketing	$12,587	$13,725	$8,531	$39,269	$20,996

GAAP research and development	$5,630	$5,476	$4,138	$16,633	$10,662
Stock-based compensation expense included in research and development	(561)	(493)	(98)	(1,475)	(208)
Capitalization of internal-use software	162	—	—	162	—
Non-GAAP research and development	$5,231	$4,983	$4,040	$15,320	$10,454

GAAP general and administrative	$4,944	$4,519	$2,571	$13,473	$6,012
Stock-based compensation expense included in general and administrative	(1,169)	(980)	(223)	(2,963)	(495)
Non-GAAP general and administrative	$3,775	$3,539	$2,348	$10,510	$5,517

GAAP operating expense	$25,334	$24,942	$15,415	$76,373	$38,253
Impact of non-GAAP adjustments	(3,741)	(2,695)	(496)	(11,274)	(1,286)
Non-GAAP operating expense	$21,593	$22,247	$14,919	$65,099	$36,967

Operating loss:
GAAP operating loss	$(20,280)	$(21,826)	$(16,641)	$(66,410)	$(42,337)
Impact of non-GAAP adjustments	4,107	3,010	530	12,099	1,373
Non-GAAP operating loss	$(16,173)	$(18,816)	$(16,111)	$(54,311)	$(40,964)
Net loss and net loss per share:
GAAP net loss	$(20,199)	$(21,776)	$(16,603)	$(66,256)	$(42,209)
Total pre-tax impact of non-GAAP adjustments	4,107	3,010	530	12,099	1,373
Income tax impact of non-GAAP adjustments	—	—	—	—	—
Non-GAAP net loss	$(16,092)	$(18,766)	$(16,073)	$(54,157)	$(40,836)
Basic and Diluted net loss per share
GAAP	$(0.23)	$(0.24)	$(1.63)	$(0.96)	$(4.36)
Non-GAAP	$(0.18)	$(0.21)	$(1.58)	$(0.79)	$(4.22)

Shares used in basic and diluted net loss per share computation	89,698	89,520	10,168	68,960	9,684

Contacts
Investor Contact:
Sheila Ennis
ir@castlighthealth.com
415-829-1680

Media Contact:
Lorie Fiber
press@castlighthealth.com
646-318-0575